Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report dated July 28, 2005 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 7 (’33 Act) and Amendment No. 9 (’40 Act) to Bragg Capital Trust’s Registration Statement on Form N-1A (file No. 333-85850 and file No. 811-21073), including the reference to our firm under the heading “Financial Highlights” in the Prospectus and the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/Cohen McCurdy, Ltd.

Westlake, Ohio

September 30, 2005